INVESTMENT MANAGEMENT
Reliable Partner | Reliable Investing®

(d)(1)(vi)

February 6, 2023

Mr. Todd Modic

Senior Vice President

Voya Investments, LLC

7337 E. Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258-2034

RE: Definition of Underlying Funds for the Index Solution Portfolios

Dear Mr. Modic:

Pursuant to the Investment Management Agreement, dated May 1, 2017, between Voya Partners, Inc. ("VPI") and Voya Investments, LLC (the "Agreement"), we hereby notify you of our intention to define Underlying Funds to include investment in exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate for Voya Index Solution 2025 Portfolio, Voya Index Solution 2030 Portfolio, Voya Index Solution 2035 Portfolio, Voya Index Solution 2040 Portfolio, Voya Index Solution 2045 Portfolio, Voya Index Solution 2050 Portfolio, Voya Index Solution 2055 Portfolio, Voya Index Solution 2060 Portfolio, Voya Index Solution 2065 Portfolio, and Voya Index Solution Income Portfolio (collectively, the "Portfolios"), each a series of VPI, effective on February 6, 2023, upon all other terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by modifying the definition of Underlying Funds on the Amended Schedule A of the Agreement. The Amended Schedule A, which indicates the annual investment management fee rate for the Portfolios, is attached hereto.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

February 6, 2023

Please signify your acceptance to the modified definition of Underlying Funds with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

By: /s/ Kimberly A. Anderson____________

Name: Kimberly A. Anderson

Title: Senior Vice President

Voya Partners, Inc.

ACCEPTED AND AGREED TO:

Voya Investments, LLC

By: /s/ Todd Modic_____________

Name: Todd Modic

Title: Senior Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee
(as a percentage of average daily net assets)

VY® American Century Small-Mid Cap	0.91% on all assets
Value Portfolio

VY® Baron Growth Portfolio	0.950% of the first $1 billion of assets;
0.925% on the next $1 billion of assets; and
0.900% thereafter

VY® Columbia Contrarian Core Portfolio	0.900% on the first $500 million of assets;
0.850% on the next $500 million of assets; and
0.800% thereafter

VY® Columbia Small Cap Value II	0.850% on all assets
Portfolio

0.600% on the first $4 billion of assets;
Voya Global Bond Portfolio	0.575% on the next $1 billion of assets;
0.550% on the next $1 billion of assets; and

0.530% thereafter

Direct Investments1
0.400% on assets
Voya Index Solution 2025 Portfolio	Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item

17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
0.400% on assets
Voya Index Solution 2030 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Index Solution 2035 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2040 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution 2045 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution 2050 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Index Solution 2055 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
0.400% on assets
Voya Index Solution 2060 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
Voya Index Solution 2065 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item

17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
0.400% on assets
Voya Index Solution Income Portfolio	Underlying Funds2

0.200% on assets

Voya International High Dividend Low	0.600% on all assets
Volatility Portfolio

VY® Invesco Comstock Portfolio	0.700% on all assets

VY® Invesco Equity and Income	0.650% on the first $750 million of assets;
0.630% on the next $250 million of assets; and
Portfolio
0.610% thereafter

0.700% on the first $3 billion of assets;
VY® Invesco Global Portfolio	0.680% on the next $1 billion of assets;
0.670% on the next 4 billion of assets; and

0.660% thereafter
0.850% on the first $500 million of assets;
VY® JPMorgan Mid Cap Value Portfolio	0.750% on the next $500 million of assets; and
0.700% thereafter

Direct Investments1
0.400% on assets
Voya Solution 2025 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Solution 2030 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Solution 2035 Portfolio	Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item

17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
0.400% on assets
Voya Solution 2040 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Solution 2045 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Solution 2050 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Solution 2055 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Solution 2060 Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution 2065 Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
0.400% on assets
Voya Solution Aggressive Portfolio	Underlying Funds2

0.200% on assets

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item

17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Direct Investments1
0.400% on assets
Voya Solution Balanced Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
0.400% on assets
Voya Solution Conservative Portfolio	Underlying Funds2

0.200% on assets

Direct Investments1
Voya Solution Income Portfolio	0.400% on assets
Underlying Funds2

0.200% on assets
Direct Investments1
Voya Solution Moderately Aggressive	0.400%

Portfolio	Underlying Funds2
0.200% on assets

Direct Investments1
Voya Solution Moderately Conservative	0.400% on assets

Portfolio	Underlying Funds2
0.200% on assets

VY® T. Rowe Price Diversified Mid Cap	0.740% on all assets
Growth Portfolio

VY® T. Rowe Price Growth Equity	0.700% on all assets
Portfolio

Effective Date: Effective February 6, 2023, to reflect the change in the definition of "Underlying Funds" to include exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate.

___________________________

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item

17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange traded funds advised or sub- advised by Voya Investments, LLC or an affiliate. With respect to Voya Index Solution Portfolios, "Underlying Funds" shall also include funding agreements with affiliated or unaffiliated insurance companies.